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Exhibit 10.5

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

        Entered into as of the 1st day of May, 1998 at the City of Montreal, Province of Quebec, Canada, by and between:

BETWEEN:	SONOCO PRODUCTS COMPANY, a corporation incorporated under the laws of the State of South Carolina,
AND:	WlSENBERG U.S., INC., a corporation incorporated under the laws of the State of South Carolina,
(hereinafter collectively called "Sonoco")
AND:	GROUPE CONVERSION CASCADES INC., a corporation incorporated under the laws of Canada,
(hereinafter called "Cascades" or "Group Cascades")
AND:	CASCADES INC., a corporation incorporated under the laws of Québec,
OF THE FIRST PART
AND:	CASCADES SONOCO, INC., a corporation incorporated under the laws of the State of South Carolina,
AND:	CASCADES CONVERSION INC., a corporation incorporated under the laws of Québec,
(hereinafter individually referred to as a "Corporation" or collectively called the "Corporations")
OF THE SECOND PART

        WHEREAS the Corporations are the result of certain transactions to merge the header business previously carried out in Canada and in the United States by Cascades Conversion Inc., Finipap Services Inc. and Socono Products Company;

        WHEREAS the parties, either in their own names or through associated or affiliated corporations, own all of the issued and outstanding shares of the Corporations;

        WHEREAS the parties previously entered into shareholders agreements for each of the Corporations dated February 13, 1992 and desire to amend and restate such agreements in their entirely to reflect changes in ownership of the Corporations and to consolidate to a single agreement and in order to record their mutual understanding as to the manner in which the affairs of the Corporation shall be conducted and to provide for their respective rights and obligations;

        NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION
1.1	In this Agreement, the recitals and the schedules hereto, unless the context or subject matter otherwise requires:
	1.1.1	"Affiliate" shall have the meaning ascribed to such term under the CBCA;
	1.1.2	"Audited Statements" has the meaning attributed thereto in Section 4.2;
	1.1.3	"Auditors" means the auditors of the Corporations appointed in conformity with the provisions of this Agreement;
	1.1.4	"Associate" shall have the meaning ascribed to such term under the CBCA;
	1.1.5	"Budget" means the annual budget submitted by the Officers to the Board of Directors pursuant the Section 3.2.1 including any revisions thereto;
1.1.6
"Business" means the business of manufacturing and selling i) headers (including substitutes for headers including corrugated heads) for the pulp and paper industry in Canada and the United States; and ii) coated paper and laminate including roll and ream wrap used in Canada and the United States to package pulp and paper products that require protection;
	1.1.7	"Cascades" means Groupe Conversion Cascades Inc., the party of the First Part;
	1.1.8	"Cascades Directors" means the directors appointed pursuant to the provisions of Sections 3.1.2 and 3.1.4 hereof;
	1.1.9	"CBCA" means the Canada Business Corporation Act as amended from time to time;
	1.1.10	"Charters" means the Certificates of Incorporation of the Corporations and any amendments thereto;
	1.1.11	"Change of Control" means a transaction resulting in a transfer of control (as this term is described in the CBCA);
	1.1.12	"Corporation" means either Cascades Conversion Inc. and Cascades Sonoco, Inc. and Corporations means collectively Cascades Conversion Inc. and Cascades Sonoco, Inc.;
	1.1.13	"Event of Default" means a change of control as described in Section 6.1; or ii) an Event of Insolvency;
	1.1.14	"Event of Insolvency", when used in relation to a person, means that:

	a.	such person makes an assignment for the benefit of its creditors; or
	b.	such person becomes bankrupt or, as an insolvent debtor, takes the benefit of any act now or hereafter in force for bankrupt or insolvent debtors, or
c.
a receiver or other officer with like powers is appointed for such person for a substantial part of the assets of such person unless the appointment of such receiver or other officer with like powers is being disputed in good faith and such proceedings affect the postponement of the enforcement of such appointment; or
d.
a resolution is passed or an order is made or a petition is filed for the winding-up, liquidation, revocation or cancellation of incorporation of such person, unless such action is being disputed in good faith by appropriate, proceedings and such proceedings effectively postpone enforcement of the resolution, order or petition;
1.1.15
"Fair Market Value" means the price determined in an open and unrestricted market between informed and prudent parties, acting at arm's length (as that term is defined in the Income Tax Act (Canada)) and under no compulsion to act, expressed in terms of money or money's worth;
1.1.16	"Fiscal Year" shall have the meaning ascribed to such terms in Section 3.2.2 hereof;
1.1.17
"Generally Accepted Accounting Principles" or "GAAP" means the current accounting principles recommended by the Canadian Institute of Chartered Accountants in the "CICA Handbook" in the case of Cascades Conversion Inc. or by the American Institute of Certified Public Accountants in the case of Cascades Sonoco, Inc. at the relevant time, or in the event that the matter is not covered in such recommendations, principles having general acceptance among accounting professionals at the particular time. Accounting principles as the exist as of the date of this Agreement shall be consistently applied over the term of this Agreement;
1.1.18	"Sonoco" means Sonoco Products Corporation;
1.1.19	"Sonoco Directors" means the directors appointed pursuant to the provision of Sections 3.1.1 and 3.1.4 hereof;
1.1.20	"Interest" means the Shares of either Sonoco or Cascades, as the case may be;
1.1.21
"Proportionate Share" of a Shareholder at any time means the proportion which the number of fully-participating shares of the Corporation then beneficially owned by such Shareholder bears to the total number of fully-participating shares of the Corporation then held by all the Shareholders;

	1.1.22	"Shareholders" means Sonoco and Cascades, so long as they beneficially own Shares in the capital of the Corporation and others to become parties to this Agreement who hold shares;
	1.1.23	"Shares" shall mean all shares of every class in the capital stock of both Corporations owned by any of the Shareholders;
1.2	The preamble is true and correct and forms part of this Agreement as if herein recited at length.
1.3
Unless otherwise provided for herein, all payments contemplated herein shall be paid in Canadian funds with respect to Cascades Conversion Inc. and U.S. funds with respect to Cascades Sonoco, Inc., in cash or by certified check.
1.4	The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.
1.5
Except as to matters of corporate law relating to Cascades Sonoco Inc., which shall be governed by the South Carolina Business Corporation Act, this Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.
1.6
In this Agreement, the use of the singular number shall include the plural and vice versa, the use of gender shall include the masculine, feminine and neuter genders and the word "person" shall include an individual, a trust, a partnership, a body corporate or public, an association or other corporated or unincorporated organization or entity.
1.7
When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next business day.
1.8
Any references herein to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.
1.9
To the extent that this Agreement specifies that any matters may only be or shall be dealt with or approved by or shall require action by the Shareholders, the discretion and powers of the directors of the Corporation to manage and supervise the management of the business and affairs of the Corporation with respect to such matters are correspondingly restricted.
1.10
Any reference to a share of a Corporation means shares in the capital of such Corporation, as such shares exist at the close of business on the date of execution and delivery of this Agreement; provided that in the event of a subdivision, redivision, reduction, combination or consolidation, then a reference to shares of a Corporation shall thereafter mean the shares resulting from such subdivision, redivision, reduction, combination or consolidation.
1.11
Should any provision or condition of this Agreement be or become illegal or non-enforceable, it or they shall be considered separate and severable from the Agreement and the remaining provisions and conditions of this Agreement shall remain in force and be binding upon the parties hereto as through the said provisions or conditions had never been included.
2.	CORPORATE AFFAIRS GENERALLY
2.1
The Shareholders shall each vote all shares in each Corporation from time to time beneficially held by them and otherwise exercise their rights as shareholders, and to the extent permitted by applicable law, cause their respective nominees to the Boards of Directors to act so that at all times the conditions, restrictions, limitations and prohibitions on the Business and corporate affairs of the Corporations set forth in this Agreement shall apply and be given full effect.
2.2
In the event of conflict between the provisions of this Agreement and the provisions of the Charter, by-laws or resolutions of the Boards of Directors or Shareholders, each Shareholder shall vote his shares of each Corporation so as to cause the Charters, by-laws or resolutions to be amended to resolve any such conflict in favor of the provisions of this Agreement.
3.	PROVISIONS FOR CONTROL
3.1	Board of Directors
The Board of Directors of each of the Corporations shall consist of 4 directors respectively who shall be nominated and elected as follows:
	3.1.1	Sonoco shall be entitled to nominate and have elected 2 directors (the "Sonoco Directors"), so long as such Shareholder is a shareholder of the Corporation; and
	3.1.2	Cascades shall be entitled to nominate and have elected 2 directors (the "Cascades Directors"), so long as such Shareholder is a shareholder of the Corporation; and
3.1.3
In the event of a vacancy during the term of office of a Sonoco director, such vacancy shall be filled by a nominee of Sonoco; in the event of a vacancy during the term of office of a Cascades director, such vacancy shall be filled by a nominee of Cascades.
3.1.4
The parties shall vote at all meetings of shareholders and otherwise exercise their rights to ensure that directors are elected or appointed and maintained in office and vacancies on the Boards of Directors are filled in conformity with the provisions of Sections 3.1.1 and 3.1.2 hereof.

3.1.5
Notwithstanding any statutory rule or rule of procedure to the contrary, the Presidents or Chairman, at any meeting of the Boards of Directors or at any meeting of the shareholders of the Corporation shall not be entitled to a second extra or casting vote in the case of a tie vote at any such meeting.
3.1.6
A quorum at meetings of each of the Board of Directors shall consist of 2 directors, provided that at least 1 representative of each of the shareholders is present at such meetings. At meetings of the Boards of Directors, decisions shall be approved by unanimous vote of the directors present and voting. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors.
3.2	Management
	3.2.1	Budgets, Reporting Obligations and Management of Funds
a.
Annual Budgets: Each Corporation shall, not less than fifteen (15) days and not more than sixty (60) days prior to the commencement of the next Fiscal Year prepare and submit to the Shareholders for their approval: i) an annual operating budget for the Corporation for such Fiscal Year on a monthly basis which shall set forth anticipated revenues and expenses and which shall be on an accrual basis; and ii) an annual capital expenditure budget for the Corporation for such Fiscal Year.
(the "Budget") and thereafter, shall prepare and submit to the Shareholders as appropriate, revisions of such Budget.
b.
Monthly Report: Each Corporation shall deliver to the Shareholders monthly reports including details of revenues and expenses, fixed and variable, for each calendar month of the Fiscal Year within twenty-five (25) days of the end of each month of the Fiscal Year.
	3.2.2	Fiscal Year
The Fiscal year end of each Corporation shall be the 31st day of December each year (the "Fiscal Year").
	3.2.3	Financial Reporting and Inspection

Each Corporation shall deliver to the Shareholders its audited financial statements for the Fiscal Year last ended, consisting of the statements mentioned in Section 4.2 hereof with the auditors' report thereon, within one hundred and twenty (120) days after the end of each Fiscal Year.

4.	OPERATION, FINANCING AND PROFITS
4.1	Books and Records

Proper books of account shall be kept by each Corporation and entries shall be made therein of all matters, terms, transactions and things as are usually written and entered into books of account in accordance with GAAP and each of the Shareholders shall at all times furnish to the others correct information, accounts and statements of and concerning all transactions pertaining to each Corporation without any concealment or suppression. The Shareholders, or their agents, representatives and employees, shall be entitled to have access to and inspect all books and records of the Corporations during normal business hours upon giving reasonable notice. They shall also be entitled, at their own expense, to obtain copies of such books and records.
4.2	Auditors and Audited Statements

The external auditors of the Corporations shall be Coopers & Lybrand or such other firm of chartered and or certified public accountants as may be appointed by the Shareholders' from time to time and such auditors shall, at the Fiscal Year end of the corporation, make an audit of the books and records of each Corporation and shall prepare audited financial statements for each Corporation (the "Audited Statements") for such Fiscal Year in accordance with GAAP, which Audited Statements shall consist of a balance sheet, a statement of earnings (or income) and retained earnings or shareholder's equity and a statement of source and application of funds (or changes of cash flows), together with the auditor's comments thereon. For the foregoing purposes, such auditors shall have access to all books of account, records and all vouchers, checks, papers and documents of or which may relate to each Corporation, including those of the Shareholders to the extent to which such books, records, vouchers, checks, papers and documents relate to the Corporation.
4.3	Bank Accounts

Each Corporation shall maintain a bank account or bank accounts at such bank or trust company as may be approved by the Boards of Directors from time to time. All bank accounts shall be kept in the name of the Corporations. All monies received from time to time for the account of the Corporations shall be paid immediately into those bank accounts for the time being in operation, in the same drafts, checks, bills or cash in which they are received and all disbursements on account of the Corporations shall be made by check on such bank or trust company.
4.4	Profits

Unless the Boards of Directors determines otherwise, each Corporation shall distribute to each Shareholder, subject to any obligations of each Corporation toward its lenders by way of distribution of profits by dividend or otherwise, an amount equal to Seventy-Five Percent (75%) of the net after tax profits as reflected in the audited statements of each Corporation for each Fiscal Year in an amount equal to such Shareholder's Proportionate Share of such profits. It is the intention of the parties hereto that each Shareholder shall receive the full amount it is entitled no later than Thirty (30) days following the issuance of the audited statements by the auditors. The parties will use their reasonable best effort to cause any restriction imposed on the payment of dividend by any lender to be waived.
5.	TRANSFER OR DISPOSITION OF SHARES
5.1
Except as expressly provided in this Agreement, the Shareholders shall not sell, transfer, assign, require the Corporations to redeem their shares or otherwise dispose of their shares or mortgage, hypothecate, pledge, encumber, grant rights with respect to or otherwise charge any of their shares except with the unanimous consent of the Shareholder.
6.	CHANGE OF CONTROL
6.1
Any transaction which changes Cascades Inc.'s control of Group Cascades or Sonoco's control of Sonoco Limited or Wisenberg U.S., Inc. shall be deemed to be a prohibited transfer or disposition of shares under this Agreement ("Event of Default") and the Shareholder undergoing such change or modification (the "Vendor") shall be bound to offer the shares held by it in both Corporations (the "Purchased Shares") to the other Shareholder (the "Purchaser") upon notice ("Notice of Default") and upon receipt of the Notice of Default, the Vendor shall sell and the Purchaser shall, at its sole option, purchase the Purchased Shares at a price equal to the Fair Market Value thereof (determined in accordance with Article 7 hereof).
	6.1.1	The Purchase Price for the Purchased Shares shall be paid in full at the time of Closing, by cash or certified check.
6.1.2
The Closing of the transaction of purchase and sale contemplated in Section 6.1 shall take place at 10:00 a.m. Montreal Time at the registered office of Cascades on the date (the "Date of Closing") which is Thirty (30) days after the final determination of the Purchase Price for the Purchased Shares in accordance with Article 7, on such other date, time and place as may be agreed upon by the parties involved.
6.2
Notwithstanding the provisions of Sections 5.1 and 6.1 hereof, and any other provisions of this Agreement which impose restrictions upon the disposition of any issued shares of either Corporation, each Shareholder shall have the right, without the approval of the other Shareholder, to dispose of all or any of its shares of either Corporation to a wholly-owned subsidiary of such Shareholder. No such disposition shall, however, be permitted or be valid or effective until written notice thereof shall have been given by such Shareholder to the other parties hereto and until the acquiror of the shares in question shall have entered into an agreement with the other parties hereto consenting to the terms hereof and agreeing to assume and be bound by all of the obligations of the disposing Shareholder, as though such acquiror were the disposing shareholder, in which event such acquiror shall be entitled to all of the rights and be subject to all of the obligations on the part of the disposing Shareholder herein, mutatis mutandis.

6.3
Notwithstanding a disposition under Section 6.2 as between the disposing Shareholder and the other parties hereto, the disposing Shareholder shall remain jointly and severally liable as principal debtor under all covenants contained herein and the disposing Shareholder agrees to unconditionally guarantee jointly and severally to the other parties hereto the due performance by the acquiror of all obligations imposed upon him hereunder waiving the benefits of division and discussion. The disposing Shareholder hereby authorizes the other parties hereto to renew, compromise, extend, accelerate or otherwise change the time for payment or any term relating to the performance of any such obligations and hereby waives presentment, protest, notice of protest, notice of dishonour, demand for performance and notice of acceptance of this guarantee by the other parties hereto.
7.	DETERMINATION OF FAIR MARKET VALUE
7.1
For the purpose of Articles 6 and 8, the Fair Market Value of the Shares shall be determined on the basis of the market value of the Corporations calculated on a consolidated basis as an "on-going concern" without taking into account any minority or majority Shareholder discount or premium or any other premium or discount based on a change of control of such Corporation, the whole as determined by the Auditors and in conformity with the provisions of this Article 7.
7.2
Forthwith upon receipt of a Notice of Default contemplated in Section 6.1, the Auditors shall proceed to determine the Fair Market Value of the Purchased Shares as at the end of the month ending immediately prior to the date of receipt of the Notice of Default and prepare a written report setting forth their determination and details of the basis of their determination (the "Valuation"), which Valuation shall be delivered to the Vendor and the Purchaser ("Notice of Valuation") within thirty (30) days of receipt by the Auditors of the Notice of Default and shall be final and binding upon the parties.
7.3	The costs of preparation of the Valuation shall be borne by the Corporations.
8.	EVENT OF DEFAULT
8.1
Upon the occurrence of an Event of Default with respect to any Shareholder (the "Vendor"), the other Shareholder (the "Purchaser") shall have the right, (but not the obligation) to deliver to the Vendor a notice in writing (the "Purchase Notice") requiring the Vendor to sell all of its shares in the capital of both of the Corporations (the "Purchased Shares") to the Purchaser and upon receipt of the Purchase Notice, the Vendor shall sell and the Purchaser shall purchase the Purchased Shares, upon and subject to the terms and conditions hereinafter set forth.
8.2	The Purchase Price for the Purchased Shares shall be the Fair Market value thereof (determined in accordance with Article 7 hereof).
The Purchase Price for the Purchased Shares shall be paid in full at the Time of Closing, by cash or certified cheque,

8.3
The closing of the transaction of purchase and sale contemplated in this Article under Section 8.1 shall take place at 10:00 a.m. Montreal Time at the registered office of Cascades on the date (the "Date of Closing") which is thirty (30) days after the determination of the Purchase Price for the Purchased Shares in accordance with Article 7 or such other date, time and place as may be agreed upon by the parties involved.
9.	SHOT GUN PROVISION
9.1	Any one of the parties hereto may purchase the other party's Shares as follows:
9.1.1
The party (the "Offering Party") desiring to purchase the Shares of the other party (the "Receiving Party") may purchase all, but not less than all, of the Shares of both Corporations owned by the other party. The Offering Party must give notice to the Receiving Party of its intention to acquire such Shares (the "Shot Gun Offer") and the Shot Gun Offer must, in order to be valid under this Agreement, have the following provisions:
		a.	it must be made with respect to all of the Shares of both Corporations (the "Purchased Shares") held by the Receiving Party and describe such Shares;
		b.	it must state the price per Share for which the Offering Party desires to acquire the Shares; and
		c.	the purchase price of the Purchased Shares must be payable in full at the Closing.
	9.1.2	The Receiving Party will have sixty (60) days from the receipt of the Shot Gun Offer to respond to the Offering Party with notice of its intention to either:
		a.	accept the Shot Gun Offer and sell its shares according to the terms and conditions specified in the Shot Gun Offer; and
		b.	except as otherwise provided Section 9.1.4 acquire the Shares held by the Offering Party upon terms and conditions equivalent to those provided for in the Shot Gun Offer.
	9.1.3	The failure by the Receiving Party to respond as provided in Section 9.1.2 within the 60-day period set forth therein shall automatically constitute an acceptance of the Shot Gun Offer.
9.1.4
The Closing of any sale made under this Section 9.1 shall be held on the 5th day following the earlier to occur of i) the last day of the 60-day period set forth in Section 9.1.2 and ii) the date of the response, if any, given pursuant to Section 9.1.2.

9.2
If Cascades shall be the purchaser of all of the Shares of Sonoco, the parties agree that Roll Packaging Technologies Inc. shall continue to act as sales agent for the Corporation in accordance with the terms of the Marketing and Sales Agreement, dated as of May 1st, 1998 and made among Cascades Conversion Inc., Cascades Sonoco, Inc. and Roll Packaging Technologies Inc., which Agreement shall continue in full force and effect, save and except that the term of the Marketing and Sales Agreement shall be for a period of two (2) years following the date of such purchase.
9.3
If Sonoco shall be the purchaser of all the Shares of Cascades in accordance with the provisions of this Article, Cascades shall cause Cascades Inc. and/or its subsidiaries and associates to continue to lease the leased premises to the Corporation (as this term is defined into the Lease Agreement dated February 13, 1992 and the renewal Agreement dated February 12, 1997 among the Corporation and Cascades Conversion Inc.) on the same terms and conditions. The term of this Lease shall be two (2) years from the date of such purchase.
9.4
The parties acknowledge and agree that they have agreed to the buy/sell provisions contained in this Article in reliance upon and on the basis of the covenants of the parties contained in Sections 9.2 and 9.3.
10.	USE OF THE "CASCADES" NAME
10.1
Sonoco hereby acknowledges, that "Cascades" is a registered trademark and tradename owned by Cascades Inc., and the parties hereby undertake and agree to take all steps necessary to protect Cascades' right, title and interest thereto. Sonoco hereby, acknowledge and agree that they do not have any right, title or interest whatsoever in and to the "Cascades" trademark and tradename or the use thereof and they undertake and agree not to use the "Cascades" trademark or tradename in connection with their respective businesses and operations in any manner whatsoever, provided however that Cascades Inc. hereby grants the Corporations a license to use the name "Cascades" and logo as part of their Corporate names and in the course of its business and the Corporations hereby undertake to execute at the request of Cascades Inc. a registered user agreement in connection with its use of the name.
10.2
The Corporations and Sonoco undertake and agree that forthwith upon Cascades ceasing to be Shareholder, the Corporations shall change their name to delete any reference to "Cascades" and shall cease making any reference to or use of the "Cascades" name in its business and operations and in any of its activities whatsoever.
11.	USE OF THE "SONOCO" NAME
11.1
Cascades Inc. hereby acknowledges that "Sonoco" and "Sonoco Products Company" are registered trademarks and tradename owned by Sonoco Products Company or one of it wholly-owned subsidiaries and the parties hereby undertake and agree to take all steps necessary to protect Sonoco's right, title and interest thereto. Cascades and Cascades Inc. hereby acknowledge and agree that they do not have any right, title or interest whatsoever in and to the "Sonoco" trademark and tradename or the use thereof and they undertake and agree not to use the "Sonoco" trademark or tradename in connection with their respective businesses and operations in any manner whatsoever, provided however that Sonoco Products Company hereby grants the Corporations a license to use the name "Sonoco" and log as part of their Corporate names and in the course of its business and the Corporations hereby undertake to execute at the request of Sonoco Products Company a registered user agreement in connection with its use of the name.
11.2
The Corporations and Cascades undertake and agree that forthwith upon Sonoco Products Company ceasing to be a Shareholder the Corporations shall change their name to delete any reference to "Sonoco" and shall cease making any reference to or use of the "Sonoco" name in its business and operations and in any of its activities whatsoever.
12.	NON COMPETITION UNDERTAKING
12.1
Each of Cascades Inc. and Sonoco agree that while they own directly or indirectly Shares in the Corporations and for a period of two (2) years thereafter, they will not, without the written consent of the other, which may be withheld in their absolute discretion, directly or indirectly, in any manner whatsoever including, without limitation, either individually or in partnership or jointly or in conjunction with any other person or persons, firm, association, syndicate, company or corporation, as principal, agent, shareholder, employee or in any other manner whatsoever, carry on or be engaged in the Business within Canada or the United States, or be concerned with or interested in or lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used by any person, persons, firm, association, syndicate, company or corporation engaged or concerned with or interested in the Business within Canada or the United States.
12.2
In the event of any violation of any terms and provisions of Section 12.1 hereof by a Cascades Inc. or Sonoco, as the case may be (the "Defaulting Shareholder"), the Corporations or the other party hereto shall have the right, in addition to all other rights provided by law or by this Agreement, to obtain a provisional injunction, interlocutory injunction and permanent injunction to prevent the Defaulting Shareholder or persons acting on its behalf, from violating the provisions of Section 12.1 hereof. In such case, the Defaulting Shareholder renounces to any defense based on the availability to the Corporations and the other party hereto of other recourses, hereby acknowledging that any violation by it of the provisions hereof shall cause irreparable damage to the Corporations and the other party hereto. The Defaulting Shareholder agrees that all restrictions contained in Section 12.1 hereof are reasonable.
13.	GENERAL CONTRACT PROVISIONS
13.1	All share certificates of the Corporations shall have the legend endorsed thereon forthwith after the execution of this Agreement and from time to time hereafter substantially in the following form:

"The transfer of shares represented by this certificate is subject to an Agreement dated as of May 1st, 1998, made among Cascades Inc., Sonoco Products Company, Groupe Conversion Cascades Inc. and Cascades Sonoco, Inc.".

13.2
All notices, requests, demands or other communications (collectively "Notices") by the terms hereof required or permitted shall be given in writing by personal delivery or by registered mail, postage prepaid, or by facsimile transmission to such other party as follows:

13.2.1
To Sonoco Products Company at:

    North Second St.
    Hartsville, South Carolina
    29550, United States

    Attention: The President
    Fax number: (803) 339-6078

  13.2.2
  To Groupe Conversion Cascades Inc.

    404, Marie-Victorin St.
    Kingsey Falls, Quebec
    J0A 1 B0

    Attention: The President
    Fax number: (819) 363-5166

  13.2.3
  To Cascades Inc.

    404, Marie-Victorin St.
    Kingsey Falls, Quebec
    J0A 1 B0

    Attention: The President
    Fax number: (819) 363-5166

  13.2.4
  To the Corporations at:

    457, Marie-Victorin St.
    Kingsey Falls, Quebec
    J0A 1 BO

    Attention: The President
    Fax number: (819) 363-5455

  or at such other address as may be given by such person to the other parties hereto in writing from time to time. If any party bound hereby or any permitted transferee of shares hereunder shall not have given the parties hereto notice setting forth an address for the giving of Notices, the Notice for such person shall be deemed to have been properly given if given in accordance with the terms hereof as if given to the transferor(s) of such shares.

  All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, forty-eight (48) hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received forty-eight (48) hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or facsimile transmission.

13.3
The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

13.4
Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

13.5
This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. The Schedules referred to herein are incorporated herein by reference and form part of the Agreement.

13.6
Any right or remedy of a party provided for therein is in addition to and not in substitution of any other rights or remedies of such party and all such rights and remedies of such party hereunder or at law or in equity are cumulative and not in the alternative.

13.7
This Agreement shall enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, legal representatives and permitted assigns.

13.8
The parties require that the present Agreement and the Schedules and any notice or procedure to be given or sent in virtue of this Agreement be drawn up in the English language. Les parties exigent que la présente Convention et les annexes et tout avis ou procédure à être donnés ou expédiés en vertu de cette Convention soient rédigés en langue anglaise.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date herein above first set forth.

SONOCO PRODUCTS COMPANY
Per:
Randy Kelley

WlSENBERG U.S., INC.
Per:
Randy Kelley

GROUPE CONVERSION CASCADES INC.
Per:
Mario Plourde

CASCADES INC.
Per:
Robert F. Hall

CASCADES CONVERSION INC.
Per:
Luc Langevin

CASCADES SONOCO, INC.
Per:
Luc Langevin

QuickLinks

  Exhibit 10.5